                                                                   Exhibit 10.28

EXECUTION COPY

                AMENDED AND RESTATED AGREEMENT FOR INDEPENDENT
                      VERIFICATION OF TELEMARKETING SALES

     COME NOW MCI WORLDCOM Network Services, Inc. ("MCIWC") and RMH Teleservices, Incorporated ("RMH"), and in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby agree to amend the Agreement for Independent Verification of Telemarketing Sales effective as of July 8, 1999, by deleting the contents of that Agreement in its entirety and replacing it by the contents of this Amended and Restated Agreement for Independent Verification of Telemarketing Sales, as follows:

     THIS AGREEMENT is entered into effective as of July 8, 1999, ("Effective Date"), by and between MCI WORLDCOM Network Services, Inc. ("MCIWC"), 1200 South Hayes Street, Arlington, VA 22202 and RMH Teleservices, Incorporated ("RMH"), 40 Morris Avenue, Bryn Mawr, PA 19010.

                                   RECITALS

     WHEREAS, MCIWC is a provider of telecommunications services and acquires new customers for its services through solicitation over the telephone, direct response, direct sales and other acquisition methods; and

     WHEREAS, MCIWC desires to have an independent third party (one in which MCIWC holds no equity ownership and one which performs no sales functions for MCIWC) perform independent third party confirmation and verification procedures ("TPV") for MCIWC residential and small business long distance, local toll and local service sales at facilities in Brantford, Ontario ("Brantford"), Sergeant Bluff, Iowa ("Sergeant Bluff"), Austin, Texas ("Austin"), Colorado Springs, Colorado ("Colorado") and such other additional locations as the Parties might mutually agree upon; and

     WHEREAS, RMH desires to contract with MCIWC to perform this independent TPV function.

     NOW,THEREFORE, in consideration of the mutual provisions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MCIWC and RMH hereby agree as follows:

1. TERM
   ----

    1.1 The term of this Agreement will commence on the Effective Date and will continue for four years, unless terminated earlier pursuant to the provisions of this Agreement. Thereafter, this Agreement will be renewed on a year to year basis unless one Party gives the other Party at least 90 days written notice of an intention to terminate prior to the expiration of the original term or any renewal term.

EXECUTION COPY

2.  DEFINITIONS.  Defined terms shall have the meanings set forth below
    -----------
     ("Definitions"). Defined terms not appearing below shall have the meaning set forth elsewhere in the Agreement.

     "Abandoned Call" is a Call that was delivered to RMH but not answered by a Representative prior to disconnect.

     "Abandonment Rate" is total Abandoned Calls divided by total Hot Cut Transfers to RMH.

     "Agreement" is this Agreement for provision of Services between MCIWC and RMH.

     "Backlogged Call Records" are the Sales Offered to RMH which can not be defined as Confirmed Sales, Canceled Sales, or Safety Net Transfers by the close of business on the day in which the Sales Offered were sold by MCIWC. After attempting verification for a continuous seventy-two (72) hour period, or a period to be determined by MCIWC, the call record is dropped.

     "Batch Transfer" is the transmission of Customer data relating to as-of-yet unverified sales from MCIWC to RMH in batch mode for the purpose of permitting RMH to call these Customers back for TPV purposes. A Batch Transfer is an alternative mode of verification from Hot Cut Transfer of a Customer to RMH.

     "Complete" is one of the following: a Confirmed Sale; a Canceled Sale; or the completion of a Safety Net Transfer.

     "Calls Handled" is the remainder of Sales Offered less Abandoned Calls.

     "Canceled Sales" or "Cancel Sale" is a sale determined by the Representative to conform to specified MCIWC standards demonstrating that the Customer has not authorized a switch of his or her long distance, local toll, or local telephone service for a particular ANI from his or her previous carrier to MCIWC.

     "Confirmed Sale" or "Confirm Sale" is a sale determined by the Representative to conform to specified MCIWC standards demonstrating that the Customer has authorized a switch of his or her long distance, local toll, or local telephone service for a particular ANI from his or her previous carrier to MCIWC.

     "Customer" is a current or potential customer of MCIWC.

     "Digital Taping" is the recording of all TPV calls performed by Representatives for the purpose of creating and storing evidence of a Customer's authorization to Confirm Sale or Cancel Sale.

     "Hot Cut Transfer" is a call that is transferred "live" immediately and directly to the Representative by an MCIWC sales representative or from the Representative to an MCIWC sales representative where the Safety Net Procedure is employed.

EXECUTION COPY

     "MCIWC Management" is MCIWC personnel responsible for overseeing the operations under this Agreement.

     "MCIWC Quality Monitoring Team" is MCIWC personnel responsible for monitoring the quality of RMH's TPV Representatives.

     "National Escalation Center" or "NEC" is responsible for researching and resolving all Customer complaints lodged against MCIWC or RMH.

     "National Verification Team" is responsible for all processes associated with sales verification, including vendor interface and issue resolution.

     "Parties" are MCIWC and RMH.

     "Performance Standards" are those performance criteria specified in Paragraph 6.4. Performance Standards include Completes Per System Hour Efficiency, Schedule Adherence and Quality Performance Index.

     "Representative" is an employee of RMH who has responsibility for providing the Services at the RMH TPV Center in accordance with the terms of the Agreement.

     "RMH Management" is RMH personnel responsible for Services under this Agreement.

     "Safety Net Transfer" is a procedure to be followed by RMH after a Customer has indicated that he or she needs more details on a question during the TPV process. Representatives shall affirmatively ask the Customer if he or she wishes to be Hot Cut Transferred back to an MCIWC sales representative. RMH is required to perform this Safety Net Transfer procedure in accordance with standards established by MCIWC.

     "Sale Offered" is a Customer call transmitted from MCIWC to RMH for sales verification via Hot Cut Transfer or Batch Transfer.

     "System Hour" is the call center hour a Representative is plugged into the system as measured by the ACD and ready to perform the Services. System Hour does not include sick time, vacation time, jury duty, mealtime, or anytime the Representative is not performing the Services.

     "TPV Center(s)" are the TPV Center operations at Sergeant Bluff, Austin, Colorado Springs and Brantford.

     "Uncalled Backlogged Call Records" are Backlogged Call Records that remain uncalled by RMH at the conclusion of business each day.

EXECUTION COPY

3. OBLIGATIONS OF RMH
   ------------------

     3.1  Services Description.  The services to be provided by RMH at the TPV
          --------------------
          Center under the terms of this Agreement shall consist of handling, confirming and independently verifying MCIWC sales forwarded to it by MCIWC sales representatives and agents and such other services to be added from time to time by mutual agreement of the Parties (the "Services"). RMH shall be responsible for providing resident, on-site management of the Services and shall be responsible for all staffing and day-to-day labor and employee management. RMH Management shall maintain daily communication with MCIWC Management and take direction from MCIWC to ensure that the Services are performed in accordance with this Agreement.

          3.1.1  TPV Regulations.  At a minimum, RMH will perform the
                 ---------------
                 Services which are the subject of this Agreement in accordance with the sales verification procedures required by federal and state law and the regulations of the Federal Communications Commission and/or the state Public Utilities Commission in the state in which the sale was made.

          3.1.2  Independent Status.  RMH warrants that MCIWC does not hold
                 ------------------
                 equity ownership in RMH. RMH also agrees that RMH shall not perform any sales or marketing services for MCIWC at any time during the term of this Agreement.

          3.1.3  TPV Procedures.  RMH shall implement procedures to accomplish
                 --------------
                 accurate verification in accordance with instructions from MCIWC. RMH TPV Representatives shall perform timely and courteous TPV in accordance with the procedures set forth by MCIWC and as otherwise mutually agreed upon by the Parties. These procedures may be supplemented or modified upon notice to RMH, and RMH will implement any changes as soon as practicable. RMH shall provide relevant technical and professional advice to assist MCIWC in establishing policies that maximize the effectiveness of the MCIWC TPV operation, consistent with applicable legal constraints.

                 3.1.3.1  Scripts.  RMH shall implement the text scripts the RMH
                          -------
                          Representatives must use to perform sales verification as provided and/or approved by MCIWC. MCIWC may, at its sole discretion, deliver to RMH amended or revised sales verification scripts and RMH must notify its Representatives of such script changes immediately.

     3.2  Performance Standards.  RMH shall perform sales verification on all
          ---------------------
          Sales Offered by MCIWC in accordance with the Performance Standards set forth in Paragraph 6.4 herein, and other operational standards as MCIWC may direct from time to time to further ensure compliance with this Agreement. Sales to be

EXECUTION COPY

          verified include, but are not limited to, inbound and outbound telemarketing sales, sales received through direct response and direct mail, and sales received through MCIWC Customer Service. Sales Offered will be provided to RMH for verification either via live Hot Cut Transfer or Batch Transfer. RMH agrees to respond in a timely manner to all escalations related to the Services provided under this Agreement, whether generated from MCIWC's Quality Monitoring Team or the National Escalation Center.

     3.3  TPV Center.  RMH shall manage and operate the TPV Centers in
          ----------
          accordance with the terms of this Agreement. MCIWC may, at its sole discretion, direct RMH to operate from different and/or additional TPV Centers upon ninety (90) days written notice, at facilities and upon terms to be mutually agreed upon. MCIWC may, at its sole discretion, shut down any non-Brantford TPV Center upon ninety (90) days written notice, provided that MCIWC reimburses RMH for actual costs relating to termination, [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per closed TPV Center. The Parties agree that RMH shall perform the Services in locations physically separate from MCIWC telemarketing sales representatives and agents. RMH agrees to cooperate fully with any third party hired by MCIWC to provide computer systems, voice response units and other technical aspects related to the Services under this Agreement.

          3.3.1 For the Brantford facility only, RMH will be responsible for providing at its own cost and with the consent of MCIWC, such consent not to be unreasonably withheld, TPV Center buildings and furnishings, leasehold improvements, utilities, office equipment, local area network ("LAN"), agent desktop computers, headsets, traffic management/monitor equipment, training facilities and equipment, facility cleaning and facility security necessary to perform the Services. RMH will be responsible for all facility and equipment, both hardware and software, that is necessary to provide the Services, with the exception of ACD(s), router(s) and dictaphone(s) which will be provided by MCIWC. Notwithstanding the foregoing, for all TPV Centers, RMH will be responsible for the daily operation and daily maintenance (i.e., maintenance outside of that under any maintenance agreement contracted for by MCIWC) of the dictaphone(s) during the term of this Agreement.

                 3.3.1.1 For the Brantford facility only, RMH agrees to provide MCIWC with mutually agreed upon private MCIWC-dedicated facility space, to be fully equipped and functional with network access, ports, analog lines and telephones. The MCIWC-dedicated facility space shall consist of at least (a) one MCIWC-dedicated private office with two work areas and with locks for MCIWC-only access, except in the case of a safety or security emergency; and (b) one additional office with two work areas available on a non-exclusive basis to include working phone lines and additional analog lines

EXECUTION COPY

                 3.3.1.2 For non-Brantford facilities, RMH agrees to provide MCIWC with mutually agreed upon office space for its use in the physically separate space RMH utilizes for Services.

                 3.3.1.3 RMH will provide MCIWC with unrestricted access, subject to compliance with RMH's site and security regulations, to that portion of any facility used to perform the Services. RMH must provide (a) MCIWC access adequate to enable MCIWC to do on-site monitoring; (b) MCIWC Management access to the facility; (c) MCIWC the right to conduct on-site inspections of the facility, training sites and related areas to the extent used by RMH to provide Services for MCIWC upon reasonable advance notice; (d) MCIWC the right to conduct tours of the facility for MCIWC Customers or MCIWC personnel, upon reasonable advance notice, such tours not to unduly interfere with RMH's normal business operations; and (e) MCIWC access to perform maintenance and related work on MCIWC equipment and software, as necessary in MCIWC's sole judgment, including during non-business hours.

          3.3.2 RMH will be responsible for all costs associated with any decision RMH initiates to open a new TPV Center or to consolidate or relocate any TPV Center, unless MCIWC agrees the Services provided under this Agreement require RMH to open a new TPV Center. In such case, the Parties will mutually agree upon cost responsibilities.

     3.4  Staffing.  RMH shall be solely responsible for hiring, firing,
          --------
          terminating, managing, training and compensating all personnel necessary to accomplish timely and accurate verification of MCIWC sales in accordance with this Agreement and to maintain sufficient staffing levels at all times to handle Sales Offered and the System Hour projection supplied by MCIWC each month pursuant to Section 5.1 of this Agreement. RMH shall have sufficient personnel to ensure that the Services can be offered, at MCIWC's discretion, twenty-four (24) hours a day, three hundred and sixty five (365) days per year.

          3.4.1 At MCIWC's request, RMH will provide in-language staffing at the Austin TPV Center, or at such other TPV Center as may be mutually agreed upon.

     3.5  Training.
          ---------

          3.5.1  Initial Training.  Initial Training, or new hire training time
                 ----------------
                 is defined as all MCIWC-approved Representative time spent in the classroom or on scheduled breaks. Initial Training does not include lunch, sick leave, disability leave, family leave, vacation, jury duty or military service. Initial Training shall consist of sixteen (16) hours of classroom training per Representative.

EXECUTION COPY

                 3.5.1.1  Initial Training Compensation:  Beginning August 16,
                          -----------------------------
                          1999, MCIWC will not be charged for Initial Training provided that the monthly System Hour projections do not exceed [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]. Notwithstanding the foregoing, if Representative attrition in all TPV Centers other than Brantford during the period from August 16, 1999 through September 30, 1999 exceeds 100 Representatives more than 27% of Representative headcount as of close of business August 15, 1999, MCIWC will be obligated to pay for Initial Training if the monthly System Hour projection exceeds [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]. The Initial Training costs covered by MCIWC will be calculated as described below in this Section for those System Hour projections exceeding the [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] or [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] System Hour threshold established as of September 30, 1999. MCIWC will pay RMH [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] for every incremental [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] hour increase in RMH's projected monthly System Hours over the prior month, assuming RMH staffs to handle the projected volumes and after taking into account work days and Seasonality. Seasonality shall refer to those periods where Services decrease due to the holiday season, resulting in a reduced number of working days during the holiday season months. For example, if the projected System Hours were [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] for the month of May and the projected System Hours for the month of June were [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT], MCIWC would pay RMH [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] for Initial Training in June, assuming the same number of work days in each month. In this example, if in future months RMH's projected monthly System Hours never exceed [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT], then MCIWC would not be obligated to pay for additional Initial Training costs beyond the month of June. If the [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] hour increase in projected System Hours occurs over more than one month, MCIWC will carry that increase forward and pay for Initial Training in the month where the System Hour projection meets or exceeds the [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] increase. For example, if RMH's projected System Hours were [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] in the month of May, the projected System Hours were [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] for the month of June and the projected System Hours were [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] for the month of July, assuming the same number of work days in each month, MCIWC would pay RMH [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] in the month of July. In this example, if in future months RMH's projected monthly System Hours never exceed [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT], then MCIWC would not be obligated to pay for additional Initial Training costs beyond the month of July.

                 3.5.2    Ongoing Training.  Upon pre-approval and at no
                          ----------------
                          additional cost to MCIWC, RMH will conduct two (2) hours of ongoing MCIWC-specific training per Representative per month. Pre-shift meetings and routine training will not count towards this MCIWC-specific ongoing training. In the event that MCIWC requires ongoing

EXECUTION COPY

                          training to exceed two (2) hours per Representative in a month, MCIWC will pay RMH [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per Training Hour for each hour of ongoing training exceeding an average of two
                          (2) hours per Representative.

     3.6  Reporting.  Upon request by MCIWC, RMH shall provide MCIWC with daily
          ---------
          and weekly reporting, in a form prescribed by MCIWC, of all activities, including but not limited to Sales Offered, Completes (including Confirmed Sales, Canceled Sales, and Safety Net Transfers), Backlogged Call Records, Uncalled Backlogged Call Records and Completes Per Hour. Reporting shall be both for the Services provided as a whole and broken out by TPV Center and sales channel. Reporting will also detail statistics on each Representative's productivity, including, but not limited to, results from the National Escalation Center rate, Cancelled Sale rate and any monitoring performed by RMH. At MCIWC's discretion, reporting will be made via email, intranet or other method deemed reasonable by MCIWC.

     3.7  Exclusivity at TPV Center(s).  During the term of this Agreement,
          ----------------------------
          RHM and its affiliates agree that they will only perform Services or similar sales verification activities for MCIWC at the non-Brantford TPV Centers established for the verification of MCIWC sales, and/or they will not assign or permit management personnel, employees or staff that perform Services on behalf of MCIWC under the terms of this Agreement to perform Services for any other telecommunications company or house RMH personnel assigned to perform Services on the same floor where RMH is providing Services for an MCIWC Competitor. This Section does not apply to those individuals in RMH's management who are not primarily assigned to any particular RMH client. "MCIWC Competitor" includes (a) AT&T and its affiliates, Sprint, United Telecommunications, Inc., Qwest, Nextel, GTE, Allnet, ITT Communications Services, WorldNet Communications & Technologies, Inc., Starnet Corporation, ALC Communications Corporation, or other interexchange carriers and their affiliates and local exchange carriers, including without limitation, the Regional Bell Operating Companies (RBOCs) and Bell Communications Research, Inc. ("Bellcore"), or (b) any Internet Service Provider.

     3.8  Monitoring.  RMH shall obtain and hold on file signed consents from
          ----------
          all RMH employees permitting and consenting to unannounced recording and/or monitoring of Calls Handled and other activities performed on MCIWC's behalf by MCIWC and/or RMH and/or their agents and auditors, subject to any applicable state or federal law. RMH agrees to make all reporting generated by RMH available to MCIWC upon request. To ensure quality control of the Services being provided to Customers and to ensure that RMH is meeting the Performance Standards contained in this Agreement, MCIWC reserves the right (either through MCIWC's Quality Monitoring Team or through a third party contractor), to remotely monitor, or monitor on-site, TPV Representative handling of Sales Offered without prior notice to either RMH or RMH employees and TPV Representatives.

EXECUTION COPY

     3.9  Audit.  During the term of this Agreement and for a period three (3)
          -----
          years after the termination of this Agreement, RMH shall permit MCIWC and/or its agents or independent auditors, upon no less than five (5) business days notice, to audit, at MCIWC's expense, RMH's books and records pertaining to the Services performed on MCIWC's behalf (including all staffing records at the TPV Centers). RMH shall also permit MCIWC Management, employees and/or authorized consultants immediate access to the TPV Centers for any reasonable purpose including, but not limited to, monitoring, installing or repairing systems, and repairing external or internal facilities.

     3.10 Digital Taping.  RMH agrees to perform Digital Taping on all TPV
          --------------
          calls. RMH shall be responsible for all daily operation equipment maintenance and daily maintenance (i.e., maintenance outside of that under any maintenance agreement contracted for by MCIWC), including but not limited to, monitoring successful recording at each work station, cleaning equipment and installing replacement tapes, opening tickets with Dictaphone and MCIWC an all equipment failures, and documenting all issues on email with the National Verification Team. RMH warrants that all TPV transactions will be digitally taped and will provide MCIWC with hard copies of the digital tape recording within 24 hours of MCIWC's request.

     3.11 Warranties:
          ----------

          3.11.1 RMH warrants that the Services provided hereunder will be performed in a professional manner in accordance with applicable professional standards and shall comply in all material respects with the specifications and other requirements set forth in this Agreement. Further, RMH warrants to MCIWC that the Services to be delivered or rendered pursuant to this Agreement shall be of the kind and quality necessary to perform the terms of this Agreement, and all such Services shall be performed by qualified persons.

          3.11.2 RMH warrants and represents that, to the. best of its knowledge, it is not currently bound by any other agreements, restrictions or obligations, nor will RMH assume any such obligations or restrictions which do or would in any way interfere or be inconsistent with the Services to be furnished by RMH to MCIWC under this Agreement.

          3.11.3 RMH warrants and represents that it is capable of entering into this Agreement with MCIWC in all respects.

4. INDEPENDENT CONTRACTOR STATUS
   -----------------------------

     4.1 RMH will at all times be an independent contractor for Services performed on MCIWC's behalf pursuant to this Agreement. RMH and its employees and/or agents shall in no way be, or be deemed to be, employees of MCIWC. RMH shall be responsible for all staffing and selection, hiring, firing, disciplinary procedures,

EXECUTION COPY

          and other employee relations matters associated with personnel hired by RMH to perform Services under this Agreement. RMH shall be responsible for all wages, salaries, benefits, workers compensation, unemployment compensation and other amounts due RMH employees, management staff and contractors, as well as the withholding of taxes, including any applicable employment related-taxes. MCIWC shall not have any responsibility for any employee-related tax items and shall be indemnified and held harmless by RMH from any liability, cost or expenses, including any interest, penalties and attorneys' fees that may be assessed against or incurred by MCIWC in connection with RMH's failure to make any such payment. RMH is responsible for all taxes, licenses, permits and other requirements that may be imposed by federal, state or local law on its business.

5. OBLIGATIONS OF MCIWC
   --------------------

     5.1 During the term of this Agreement, MCIWC shall supply RMH with, a two-month System Hour projection for each TPV Center. The two-month System Hour projection will constitute a projection of volume for the coming two-month period. This projection will be finalized in writing for each upcoming month no later than two weeks prior to each upcoming month. System Hour projection is provided only for RMH's use for staffing level purposes, and is not a guaranty or commitment of any kind of volume levels.

     5.2 MCIWC shall be responsible for providing Sales Offered to be verified by RMH via Hot Cut Transfer and/or Batch Transfer, at MCIWC's sole discretion.

     5.3 MCIWC shall be responsible for providing extended service warranties and maintenance (outside daily operational maintenance) for dictaphone equipment provided for Digital Taping performed pursuant to this Agreement.

     5.4 MCIWC shall appoint an MCIWC Administrator to direct activities pursuant to this Agreement and to manage the relationship between RMH and MCIWC. The MCIWC Administrator shall be:

          Michael Barker
          MCI WORLDCOM Network Services, Inc.
          6312 Fiddlers Green Circle, 600E
          Englewood, Colorado 80111

          The MCIWC Administrator may be changed upon written notice from MCIWC to RMH. The MCIWC Administrator (or his designee) and RMH shall coordinate and project staff levels, and other aspects related to performance of obligations under this Agreement.

     5.5 MCIWC warrants and represents that it is capable of entering into this Agreement with RMH in all respects. MCIWC warrants that it does not hold equity ownership in RMH. MCIWC warrants and represents that it is not currently

EXECUTION COPY

          bound by any other agreement that, by its terms, would preclude it from performing its obligations under this Agreement. Notwithstanding the foregoing warranty, RMH will not hold MCIWC in breach of this
          Section 5.5 based on MCIWC's Agreement for Independent Verification of Telemarketing Sales dated December 19, 1996 with TeleQuest Quality Verification, Inc., which was terminated pursuant to a Wind Down Agreement dated July 15, 1999.

     5.6 With the exception of the Brantford facility, MCIWC shall make available to RMH, and maintain in operating condition reasonably comparable to existing RMH facilities, the computer systems and software, voice response units, furniture and equipment necessary to run the TPV Centers all at no expense to RMH.

     5.7 MCIWC shall perform or cause to be performed whatever construction is necessary at the TPV Centers at Sergeant Bluff, Austin, Colorado Springs or elsewhere to render the TPV Centers physically separate from telemarketing or other sales activities of MCIWC at no expense to RMH.

     5.8 With the exception of the Brantford facility, MCIWC shall pay for all MCIWC pre-approved utilities, including local telephone services and access and usage of long distance telephone Services, facility security, leasehold improvements, facilities cleaning and other services necessary to operate the TPV Centers. MCIWC will not reimburse RMH for any expense not approved in accordance with this Paragraph 5.8. For the Brantford facility, MCIWC will provide all access and usage of long distance telephone service necessary for RMH to perform the Services.

     5.9 MCIWC will reimburse RMH for all pre-approved employee incentive rewards so long as such awards are not given in connection with the achievement of any Sales Confirmed rate.

     5.10 MCIWC will ensure that the non-Brantford TPV Centers are available to RMH on or before August 16, 1999 such that RMH is able to perform Services in those facilities as of August 16, 1999.

     5.11 Upon request of RMH, MCIWC agrees to seek to enforce any terms of its Wind Down Agreement with TeleQuest Quality Verification, Inc., effective July 15, 1999, which inure to the benefit of RMH.

6. COMPENSATION AND PERFORMANCE PENALTIES
   --------------------------------------

     6.1 MCIWC will compensate RMH at the following rates for actual System Hours performed by RMH on a monthly basis. For example, if the actual System Hours performed in the Brantford TPV Center are [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] in a month and [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] in the non-Brantford TPV Centers, RMH will charge MCIWC [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per the [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] Brantford System Hours and [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per the [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] non-Brantford System Hours. Beginning January 1, 2000, the System Hour rate for the non-Brantford TPV Centers will be increased by [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT].

EXECUTION COPY


             [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]


          In consideration of the facilities and long distance access provided by MCIWC, System Hour rates for the non-Brantford TPV Centers are discounted by [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per System Hour. The discounted rates are reflected in the table above in this Section of the Agreement.

     6.2 The Parties agree that should minimum wage requirements directly impacting the Representatives performing Services under this Agreement increase more than three percent (3%), that new System Hour rates will be mutually agreed upon.

     6.3 RMH will allocate a [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT], payable credit to MCIWC in order to offset operational costs directly associated with new programs. This payment credit will be in the form of invoice reductions to be made prior to December 31, 1999, at which time the entire [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] credit will have been received by MCIWC.

     6.4 Performance Standards and Penalties. RMH shall perform in accordance with the following Performance Standards. Upon request by RMH, MCIWC will provide reporting detailing the basis for its determination of RMH's achievement/failure to achieve Performance Standards. The Performance Standard levels will determine incentives or penalties resulting in an adjustment of the base System Hour rate for the applicable billing period paid by MCIWC to RMH for the performance of Services under this Agreement, as follows:


             [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]


          At the end of each calendar month, the incentives/penalties assessed for each measurement will be added and the System Hour rate for that month will be adjusted accordingly. For example, if the System Hour Rate is [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] and a [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] incentive was earned for each measurement that month, the adjusted System Hour rate will be [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]. Beginning on the Effective Date, Performance Standards will be measured; however, penalties/incentives will not be assessed until September 1, 1999 for Quality Performance Index and November 1, 1999 for the remaining two Performance Standards.

          If there is an event that materially changes the ability to adhere to Performance Standards by more than [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] in any given monthly period, an adjustment to goals

EXECUTION COPY

          will be mutually agreed upon by the Parties. Agreement by MCIWC will be made via the MCIWC Administrator.

          6.4.1  Completes Per System Hour Efficiency:  Completes Per System
                 ------------------------------------
                 Hour are computed based on dividing total Completes by total System Hours. Completes Per System Hour goals will be communicated to RMH on a monthly basis and are subject to change at MCIWC's sole discretion. The maximum incentive/penalty earned for obtaining Completes Per System Hour goals will be [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] each month. If RMH exceeds or fails to meet this particular performance criteria, the following incentive/penalty will apply as an increase or decrease to the System Hour rate for that month paid by MCIWC to RMH each month.

             [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]

          6.4.2  Schedule Adherence: Two weeks prior to the start of each
                 ------------------
                 calendar month, MCIWC will deliver to RMH a Representative staffing schedule and System Hours projection. RMH will be required to achieve the staffing schedule/System Hour projection within the [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] acceptable range per operational hour. Schedule Adherence scores will be calculated on a daily basis by dividing the total number of System Hours within the acceptable range by the total hours of operation. The maximum incentive/penalty earned for adhering to the staff schedules will be [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] each day. If RMH exceeds or fails to meet this particular performance criteria, the following incentive/penalty will apply as an increase or decrease to the System Hour rate for that month paid by MCI to RMH. However, no incentive will be awarded if any [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] or more days in the calendar month fall below the [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] Schedule Adherence threshold.


             [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]


          6.4.3  Quality Performance Index: MCIWC shall evaluate and rank RMH's
                 -------------------------
                 quality performance based on Quality Performance Index standards. These standards are currently QM Scores, Skill Set Reviews and Escalation Free Rates, as more fully defined below. On not less than fourteen (14) days

EXECUTION COPY

                 prior notice to RMH, MCIWC may change the Quality Performance Standards, add or delete Quality Performance Standards, or revise the weightings of each Quality Performance Standard, all at its sole discretion. Currently, RMH will receive scores ranging from [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] for each of the Quality Performance Index standards in place for that particular month. Scores greater than [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] reflect above average performance, a [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] reflects acceptable performance and scores less than [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] reflect below average performance.

                    QM Scores:  The MCIWC QM Department will assess scores.  All
                    ---------
                    surveys will be scored based on total number of deficit calls versus total number of perfect calls.


             [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]


                    Skill Set Reviews: MCIWC will create monthly tests for
                    -------------------
                    purposes of assessing knowledge level, which will be scored by the National Verification Team. A minimum of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] of total Representatives will need to complete the test, with no Representative taking the test more than once until every Representative has completed one test.


             [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]


                    Escalation Free Rate: RMH must maintain an acceptable
                    ----------------
                    Escalation Free Rate. The Escalation Free Rate is defined as the total sales handled less total number of escalations and/or procedural errors validated by the National Escalation Center or the National Verification Team, divided by total sales handled.



             [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]

EXECUTION COPY

               Each performance measurement score will be totaled for the month and divided by total possible earnable points, i.e., Quality Performance Index ("QPI") Score = Earned Points/Total Possible Earnable Points. For example, if RMH received a total QPI score of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] for a particular month and the total possible positive score than can be earned for that month was [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT], RMH would receive a [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] increase to the System Hour rate for that month, as the QPI Score equals [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT].

               RMH must maintain a Quality Performance Index rating subject to the following measures. The maximum incentive/penalty earned for attaining Quality Performance goals will be [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] each month. If RMH exceeds or fails to meet this particular performance criteria, the incentive/penalty set out below will apply as an increase or decrease to the System Hour rate paid by MCIWC to RMH for that month.

     [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]


     6.5 RMH will invoice MCIWC monthly within 10 days of month end. Each invoice will include all billable line items, including any applicable training, together with any applicable incentive payments or penalties. Each invoice will be accompanied by supporting documentation.

          6.5.1. Within ten (10) business days of the receipt of the invoice and accompanying documentation MCIWC will determine RMH's level of attainment of all Performance Standards. If MCIWC disputes any portion of the invoice or RMH's monthly performance under the Performance Standards, MCIWC will notify RMH as to the particulars of such dispute within ten (10) business days of the receipt of the disputed invoice and accompanying documentation. Both Parties will make a good faith effort to resolve any disputes within fifteen (15) days of receipt of the notification of dispute.

          6.5.2 RMH shall not bill MCIWC for Services later than ninety (90) days following the end of the month in which such Services are provided, except for discrepancies arising from errors or omissions in MCIWC-provided system data.

EXECUTION COPY

          6.5.3 MCIWC will immediately process and pay, via wire transfer, the undisputed portion of RMH's invoice through MCIWC's normal payment channels, not to exceed thirty (30) days from receipt of such invoice. If the undisputed portion of RMH's invoice has not been paid by MCIWC within forty-five (45) days from receipt of invoice, RMH may assess a late fee of one percent (1%) monthly.

     6.6 MCIWC shall have no minimum obligations of any kind, other than term commitments as set out herein. Notwithstanding the foregoing, MCIWC commits to transmitting to RMH [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] of live agent volume of Sales Offered beginning August 1, 1999 through August 15, 1999. From August 16, 1999 through April 30, 2000, MCIWC commits to transmitting to RMH [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] of its live agent volume of Sales Offered. From May 1, 2000 through termination of this Agreement, MCIWC commits to transmitting to RMH no less than [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] of live agent volume of Sales Offered. RMH is not entitled to any compensation for TPV activities performed for MCIWC except as specifically set forth in this Agreement.

7. TAPE RETRIEVAL PENALTIES
   ------------------------

     7.1 For all data tapes requested by the FCC, any PUC or the NEC to support validation of a Sales Offered, RMH will pay to MCIWC [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per tape that is either unavailable, inaudible or in poor quality. All data tape requests must be processed through MCIWC (unless requested pursuant to legal process). Notwithstanding the foregoing, RMH will not be liable to MCIWC if it is able to produce an audible tape for the particular date and time in question, even if a particular call is not recorded thereon.

     7.2 For all data tapes requested by MCIWC that are not delivered within the 24 hour period set out in Section 3.10, RMH will pay to MCIWC [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per day per tape, so long as ANI look-up capability is available at the TPV Centers.

     7.3 In addition to the indemnification obligations set forth in Section 12.1, RMH will be financially liable for 50% of any fines or penalties imposed by any Federal, state or local regulatory body due to any negligent or intentional act or omission by RMH, or breach of any provision of this Agreement, while providing Services to MCIWC. Notwithstanding the foregoing, RMH will have no liability under this
          Section 7.3 for any fine or penalty imposed by the FCC for MCIWC's failure to comply with 47 CFR, Part 64, subpart K, Section 64.1150, subparagraph (c). RMH's liability under this Section 7.3 will be limited to [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] per occurrence, with a contract year limitation of liability of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT].

     7.4  Beginning on the Effective Date, RMH must meet the obligations in
          Section 7.2; however penalties may not be assessed until September 1, 1999. The penalties in Sections 7.1 and 7.3 may not be assessed until September 1, 1999.

8. TERMINATION
   -----------

EXECUTION COPY

     8.1 Either Party may terminate this Agreement for cause for breach by the other Party of any material provision of this Agreement, provided that written notice of such breach has been given to the breaching Party and such breach has not been cured within thirty (30) days after delivery of such notice.

     8.2 Either Party may terminate this Agreement immediately upon written notice, and without liability to the other, if (a) the other Party makes an assignment for the benefit of creditors other than assignments made in the conduct of its day-to-day business or admits its inability to pay its debts as they come due; (b) proceedings under any bankruptcy or insolvency laws are instituted against the other Party or a receiver is appointed for a Party or any of its assets or properties and such proceedings are not dismissed, discharged, or stayed within sixty (60) days; or (c) the terminating Party, in its reasonable discretion, determines that there is a material and adverse change in the other Party's business or financial condition.

     8.3 Either Party may terminate this Agreement, without liability to the other, in the event of judicial, regulatory or legislative change rendering performance of this Agreement impossible or illegal. Such Party shall provide the other with written notice of such termination as promptly as possible, but in no event less than ninety (90) days prior to the termination date.

     8.4 MCIWC may terminate this Agreement, in whole or in part, immediately upon notice with no right to cure, if (a) pursuant to Section 6.4, RMH's performance results in a financial penalty for the same Performance Standard for three consecutive calendar months or five months in any twelve-month period; or (b) pursuant to Section 7.1 and 7.2, RMH's performance results in data tape retrieval payments exceeding [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] each month for three consecutive months or any five months in a twelve-month period; or (9) pursuant to Section 7.3, RMH is required to reimburse MCIWC for five occurrences of fines or penalties within a twelve-month period or meets or exceeds its contract year penalty cap of [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT]. Termination under this Section is subject to RMH's obligation to continue to perform pursuant to this Agreement at MCIWC's discretion for up to 90 days during a termination transition period.

     8.5 In the event there is a change of control of RMH, or any affiliate or subsidiary of RMH that is performing Services pursuant to this Agreement, MCIWC may at its election, terminate this Agreement, with no liability to RMH, by giving RMH written notice of its decision to terminate this Agreement within fifteen (15) days after MCIWC's receipt of RMH's notice of its change of control, which notice must be given immediately upon any agreement to bring about such a change of control. For purposes of this Section, "change of control" means (a) any merger or consolidation of RMH with an MCIWC Competitor or another company with materially adverse interests to MCIWC ("Other Party"), whether RMH or the MCIWC Competitor or the Other Party is the surviving entity, and where RMH or the MCIWC Competitor or the Other Party participates in revenue generating services on behalf of MCIWC or (b) such other transaction whereby the MCIWC Competitor or the Other Party acquires more than thirty-five percent (35%) of any

EXECUTION COPY

          class of RMH's voting stock accompanied by the right to elect directors. The termination shall be effective on such date as MCIWC designates in its notice.

     8.6 Should RMH undergo a merger, consolidation, or other transaction whereby a third-party other than an MCIWC Competitor or Other Party acquires more than thirty-five percent (35%) of any class of RMH's voting stock accompanied by the right to elect directors, RMH will give written notice of same to MCIWC as soon as practicable, but no later than ninety (90) days prior to the change in ownership.

     8.7 MCIWC may terminate this Agreement without cause upon ninety (90) days written notice. RMH may terminate this Agreement without cause upon one hundred and twenty (120) days written notice.

     8.8  If MCIWC terminates this Agreement pursuant to Sections 8.1, 8.4 or
          8.5 during the first [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] of this Agreement, it will pay to RMH [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] for each month remaining in the first three years of the Agreement, beginning on the date of notice of termination. This payment is in consideration of start-up costs incurred by RMH in connection with the Brantford TPV Center. This would be the only payment MCIWC would be required to make to RMH upon termination pursuant to these Sections, other than payments for Services rendered to and through the termination date.

     8.9 If MCIWC terminates this Agreement pursuant to Sections 8.3, 8.7 or 19.1.1, it will pay to RMH [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] for each month remaining through the initial four year term of the Agreement, beginning on the date of notice of termination. This payment is in consideration of start-up costs incurred by RMH in connection with the Brantford TPV Center. This would be the only payment MCIWC would be required to make to RMH upon termination pursuant to these Sections, other than payments for Services rendered to and through the termination date.

     8.10 Notwithstanding anything to the contrary stated above, if MCIWC terminates this Agreement for any reason, RMH will bear full responsibility for minimum monthly bill commitments and/or termination penalties assessed against it by Bell Canada (Stentor Companies) under the three-year Dedicated Services Agreement for DS-3 access necessary for RMH to perform the Services, which contract MCIWC entered into as additional consideration for this Agreement.

     8.11 During the period following notice of termination by either Party, and during the transition period set out in Section 8.4, RMH agrees to exercise its best efforts to perform an orderly and efficient transition to a successor provider of Services. During any such period, RMH agrees that its performance level will not fall below the lowest level of the Performance Standards. Should RMH fall below the lowest level of any Performance Standard during such period, it agrees that any financial penalties set out in Section 6.4 will be doubled. Effective on the date of any notice of termination given by either Party, any obligations set out in Section 6.6 will be of no further force and effect. In lieu of the obligations set out in Section 6.6, MCIWC will use best efforts to ensure that RMH receives no less

EXECUTION COPY

          than [REDACTED DUE TO REQUEST FOR CONFIDENTIAL TREATMENT] of the average of the previous ninety (90) days live agent volume of Sales Offered following notice of termination through the termination date.

9. MCIWC PROPERTY/OWNERSHIP OF WORK
   --------------------------------

     9.1 Unless the Parties otherwise agree in writing, any property including, but not limited to, documentation, reports, data or other proprietary information, furnished to RMH by MCIWC or developed by RMH for MCIWC in performance of this Agreement, is and shall remain the property of MCIWC.

     9.2 RMH agrees that the entire right, title, and interest (including without limitation the exclusive right to use, reproduce, distribute, translate, and make derivative works) in any written, photographic, audio and/or video, software or other materials created, produced or delivered to MCIWC by RMH for use in TPV-related activities specifically under this Agreement, and all of their components, including but not limited to all scripts, training material, and software. (collectively, "Materials") shall remain in MCIWC and shall be MCIWC's exclusive property. To the extent permitted under the United States Copyright Act (17 U.S.C. 101), Materials shall be deemed "works made for hire", with MCIWC being entitled to assign freely any copyrights therein. MCIWC shall have the right, at its own expense, to obtain and to hold in its own name copyrights, registrations or such other protection as may be appropriate to said Materials, and to any extensions or renewals thereof. RMH shall give MCIWC or any person designated by MCIWC, without additional charge, all such information and shall execute all such additional documents as may be reasonably required to perfect the rights referred to herein. In the event any Materials shall not qualify as "works made for hire" within the meaning of the Copyright Act, RMH agrees to assign and hereby does assign its copyrights related to these Materials to MCIWC, and shall, without additional charge to MCIWC and at MCIWC's request, give MCIWC such information and execute any documents required to vest all such copyrights in MCIWC. MCIWC and its assigns shall have the full, sole and continuing right (without any payments or liabilities to any person) to use, publish, perform, reproduce and distribute throughout the world any or all portions of the Materials, either as a complete unit or in segments in any way MCIWC sees fit and for any purpose whatsoever.

10. CONFIDENTIALITY/PROPRIETARY INFORMATION
    ---------------------------------------

     10.1 RMH agrees that any and all confidential information and/or proprietary information (including Customer lists, Customer Calling Card Numbers, Customer name, address and billing data, call detail and/or financial information, information relating to Customers or Customer account information, information relating to MCIWC's OCIS, CARMS, CACS, MENTOR, SERVICELINK and/or Guidefile databases) which by its nature would reasonably be considered confidential or proprietary, as well as other material specifically designated by MCIWC in writing as confidential or proprietary ("MCIWC Confidential

EXECUTION COPY

          Information") furnished by MCIWC or disclosed to RMH in the course of this Agreement shall be and remain MCIWC property. During the term of this Agreement and for a period of seven years (7) years thereafter, RMH agrees not to reveal, disclose, divulge, sell, license, exchange, lease or in any other way transfer this MCIWC Confidential Information to any third party. RMH shall not use such MCIWC Confidential Information for any purposes other than the Services to be performed hereunder without prior express written permission of MCIWC and shall limit its copying of such MCIWC Confidential Information to such purposes and shall not disclose any such MCIWC Confidential Information to anyone except RMH personnel to whom such disclosure is necessary to carry out the purposes of this Agreement. All such personnel shall be appropriately notified that any such disclosure to them is made in confidence and shall be held in confidence. In the event any such MCIWC Confidential Information must be disclosed by RMH to a third person for the purpose of allowing RMH to provide the Services hereunder, RMH, shall, prior to disclosure, obtain MCIWC's written permission and if permission is granted, shall obtain from the third person a written agreement regarding the confidentiality and specific use of the MCIWC Confidential Information, the terms of which shall be substantially identical to those contained herein. RMH shall forward a copy of such third person's nondisclosure agreement to MCIWC upon written request.

     10.2 MCIWC agrees agree that any and all confidential information and/or proprietary information which by its nature would be reasonably considered confidential or proprietary, or which is specifically designated by RMH in writing as confidential or proprietary ("RMH Confidential Information") furnished by RMH or disclosed to MCIWC in the course of this Agreement shall be and remain RMH property. During the term of this Agreement and for a period of seven years (7) years thereafter, MCIWC agrees not to reveal, disclose, divulge, sell, license, exchange, lease or in any other way transfer this RMH Confidential Information to any third party. MCIWC shall not use such RMH Confidential Information for any purposes other than in connection with the Services to be performed hereunder without prior express written permission of RMH and shall limit its copying of such RMH Confidential Information to such purposes and shall not disclose any such RMH Confidential Information to anyone except MCIWC's personnel to whom such disclosure is necessary to carry out the purposes of this Agreement. All such personnel shall be appropriately notified that any such disclosure to them is made in confidence and shall be held in confidence. In the event any such RMH Confidential Information must be disclosed by MCIWC to a third person for the purposes relating to the provision of Services hereunder, MCIWC shall, prior to disclosure, obtain RMH's written permission and if permission is granted, shall obtain from the third person a written agreement regarding the confidentiality and specific use of the RMH Confidential Information, the terms of which shall be substantially identical to those contained herein. MCIWC shall forward a copy of such third person's nondisclosure agreement to RMH upon written request.

     10.3 The provisions of Paragraph 10.1 or 10.2 above shall not apply to information that was previously known to the receiving Party free of any obligation to keep it confidential as evidenced by written records, or information that is or has been disclosed in the public domain, through no fault of the receiving Party, by third persons who are under no obligation of confidence to either MCIWC or RMH. In addition, any combination of Confidential Information disclosed by a receiving Party, shall not be deemed to be within the foregoing exceptions merely because individual portions of such combinations are disclosed or separately known in the public domain or known by the receiving Party. The receiving Party may disclose confidential information if obligated by Court order or governmental process after providing the disclosing Party with prior notice that confidential information is being sought by legal process.

     10.4 The Parties acknowledge that the Confidential Information under this Agreement constitutes unique, valuable and special trade secret and business information of the disclosing Party, and that disclosure may cause irreparable injury to the disclosing Party. Accordingly, the Parties acknowledges and agrees that the remedy at law for any breach of the covenants contained in this Agreement may be inadequate, and in recognition, agrees that the disclosing Party shall, in addition, be entitled to seek injunctive relief and reasonable attorneys' fees and other court costs and expenses, in the event of a breach or threatened breach of any of the provisions of this Agreement, which relief shall be in addition to and not in derogation of any other remedies which may be available to the disclosing Party as a result of such breach under the arbitration provisions of this Agreement.

11. INSURANCE
    ---------

     11.1 RMH shall maintain, during the initial term and any renewal terms hereof, all insurance and/or bonds required by law and as set forth herein, including but not limited to: (a) Workmen's Compensation Insurance as prescribed by the law of the state in which the work is performed; (b) Employer's liability insurance with limits of at least Two Million Dollars ($2,000,000) for each occurrence; (c) Comprehensive general liability insurance and, if the use of automobiles is required, comprehensive automobile liability insurance for owned, hired and non-owned automobiles, with limits of at least Two Million Dollars ($2,000,000) combined single limit for bodily injury, death, and property damage; (d) Professional Liability and Errors and Omissions Insurance covering RMH and MCIWC against damages caused by RMH of at least Two Million Dollars ($2,000,000) per occurrence; and (e) Fidelity bond coverage, covering acts of employee dishonesty of at least Two Million Dollars ($2,000,000) per incident;
          (f) such other "umbrella" and "excess" policy coverage which RMH or its parent corporation may have in effect from time to time to cover the actions of RMH, its employees and agents. MCI WORLDCOM Network Services, Inc. is to be named additional insured for the purposes of this Agreement as its interests may appear. RMH shall, prior to the start of work, furnish, if requested by MCIWC, certificates or adequate proof of the foregoing insurance. Further, RMH will ensure that each such certificate shall state that the insurance will not be canceled or modified unless MCIWC is given thirty (30) days prior notice of such modification or cancellation.

     11.2 RMH shall be responsible for any loss of or damage to property owned by MCIWC in RMH's possession or control, where such property has been lost or damaged due to the negligent acts or omissions of RMH or RMH's agents or employees, save ordinary wear and tear.

12.  INDEMNITY/LIMITATION OF LIABILITY
     ---------------------------------

     12.1 RMH agrees to indemnify, defend and hold harmless MCIWC, its parent company, subsidiaries, affiliates, employees, agents and assigns from any and all liability to third parties (including but not limited to liabilities, judgments, damages, losses, claims, costs and expenses, including reasonable attorneys fees) arising from (a) a breach by RMH of its obligations under this Agreement, (b) the acts, errors, representations, misrepresentations, or negligence of RMH, its employees, affiliates, or agents, except insofar as such acts, omissions or performance are in compliance with any policies or procedures established by MCIWC, (c) any tortious claims premised on RMH's acts or omissions in the award or transfer by MCIWC to RMH of TPV business, (d) any claims for breach of any non-solicitation or non-competition covenant connected to the award or transfer by MCIWC to RMH of TPV business or (e) violation by RMH of a third party's trade secrets, proprietary information, trademarks, copyright or patent rights in connection with the performance of Services under this Agreement.

     12.2 MCIWC agrees to indemnify, defend and hold harmless RMH, its parent company, subsidiaries, affiliates, employees, agents and assigns from any and all liability to third parties (including but not limited to liabilities, judgments, damages, losses, claims, costs and expenses, including reasonable attorneys' fees) arising from (a) a breach by MCIWC of its obligations under this Agreement; (b) the acts, errors, representations, misrepresentations, or negligence of MCIWC, its employees, affiliates, or agents; (c) any tortious claims premised on MCIWC's acts or omissions in the award or transfer by MCIWC to RMH of TPV business; (d) RMH's compliance with any policy or procedure established by MCIWC; (e) any claims made by employees of TeleQuest relating to TeleQuest's obligation to provide benefits and payroll
           (i) as required by law, including but not limited to any claims under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. 2101 or (ii) as required by contract, such indemnity limited to claims arising on or before August 15, 1999; or (f) violation by MCIWC of a third party's trade secrets, proprietary information, trademarks, copyright or patent rights in connection with the performance of Services under this Agreement.

     12.3 NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY LOSS OF PROFIT, SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES (EXCEPT TO THE EXTENT THAT SUCH DAMAGES FORM PART OF AN INDEMNIFIED THIRD PARTY CLAIM) THAT SUCH PARTY, ITS EMPLOYEES, AGENTS OR ASSIGNS, MAY

           SUFFER WHICH ARE CAUSED BY OR RESULT FROM THE PERFORMANCE OR NONPERFORMANCE OF THIS AGREEMENT. None of the payments, fines or penalties set out in Section 7, above, or any damages or other claims subject to Section 12.1 (c), above, shall be considered subject to this provision.

13.  INTELLECTUAL PROPERTY/USE OF MARKS
     ----------------------------------

     13.1 Except as expressly provided in this Agreement, nothing in this Agreement shall be deemed to grant a Party any license, sublicense, copyright interest, proprietary right or other claim against or interest in the other Party's copyrights, patents, or other intellectual property.

     13.2 Except as provided in this Agreement, neither Party will use, or permit their respective employees, agents and subcontractors to use the trademarks, service marks, logos, trade names or other proprietary designations of the other Party, or the other Party's affiliates, whether registered or unregistered, without such other Party's prior written consent.

14.  PUBLICITY AND USE OF MCIWC'S NAME
     ---------------------------------

     14.1 Except as required by law or regulation (including any securities regulation) or in any legally required document in connection with the sale of securities, RMH agrees that neither RMH nor any of its subcontractors shall, without the prior written consent of MCIWC, such consent not to be unreasonably withheld, make any news release or public announcements, confirmation or denial, with respect to the existence or the terms and conditions of all or any part of this Agreement or any discussions or negotiations culminating herein, or the fact or nature of their participation hereunder, or any phase of any Services provided or activity conducted hereunder including, but not limited to such information as the location of MCIWC or RMH TPV Center, number of TPV personnel or any other information, whether or not confidential, which would relate to or reflect on the nature or quality of the service MCIWC provides to its Customers.

     14.2 Notwithstanding the foregoing, either Party may publish or issue an announcement intended solely for internal distribution by such Party or any disclosures required by legal, accounting or regulatory requirements beyond the reasonable control of the Party, without the other Party's prior written approval.

15.  IMMIGRATION LAWS COMPLIANCE
     ---------------------------

     15.1 RMH warrants, represents, covenants and agrees that it will not knowingly assign to perform Services under this Agreement any individual who is an unauthorized alien under the Immigration Reform and Control Act of 1986 or its implementing regulations.

     15.2 In the event any RMH personnel performing Services under this Agreement or other individual(s) providing Services to MCIWC on behalf of RMH under this

           Agreement, are discovered to be unauthorized aliens under the Immigration Reform and Control Act of 1986, RMH will immediately remove such individuals from performing Services and replace such individuals with individuals who are, to RMH's knowledge, not unauthorized aliens.

16.  ARBITRATION
     -----------

     16.1 Any dispute arising out of or related to this Agreement, which cannot be resolved by negotiation between MCIWC and RMH, shall be settled by binding arbitration in accordance with the J.A.M.S/ENDISPUTE Arbitration Rules and Procedures, as amended by this Agreement. Arbitrator selection shall be by mutual agreement, and the Parties shall make reasonable efforts to select an arbitrator who has relevant telecommunications industry experience. The costs of arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the Parties unless the arbitration award provides otherwise. Each Party shall bear the cost of preparing and presenting its case. The Parties agree that this provision and the Arbitrator's authority to grant relief shall be subject to the United States Arbitration Act, 9 U.S.C. 1-16 et seq. ("USAA"), the provisions of this Agreement, and the ABA-AAA Code of Ethics for Arbitrators in Commercial Disputes. The Parties agree that the arbitrator shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement, and in no event shall the arbitrator have the authority to make any award that provides for punitive or exemplary damages. The Arbitrator's decision shall follow the plain meaning of the relevant documents, and shall be final and binding. The award may be confirmed and enforced in any court of competent jurisdiction. All post-award proceedings shall be governed by the USAA. This provision should not be construed so as to prohibit either Party from seeking preliminary or permanent injunctive relief in any court of competent jurisdiction.

17.  ATTORNEY'S FEES
     ---------------

     17.1 In the event that either Party is required to enforce or preserve any of its rights hereunder the non-prevailing Party shall pay all of the prevailing Party's reasonable attorneys fees and costs, including allocable costs of in-house counsel, incurred in connection with any such action.

18.  TAXES
     -----

     18.1 RMH is responsible for all taxes, licenses, permits and other requirements that may be imposed by federal, state or local law on its business. RMH will be responsible for any consumption taxes, including GST and provincial sales tax, sales taxes and/or US taxes imposed due to the sale or import of any equipment necessary to provide the Services into Canada.

     18.2 MCIWC is responsible for the payment of sales, use or other taxes now or hereafter imposed on the Services by federal, state or local governments where such tax is either expressly specified as a liability of a user of services of the custom is that the user pays such taxes.

19.  FORCE, MAJEURE
     --------------

     19.1 Neither Party shall be liable or deemed to be in default under this Agreement for any delay or failure to perform resulting from (a) accidents, fire, labor disputes, acts of nature or other causes beyond its reasonable control and without its fault or negligence,
           (b) acts or omissions of the other Party, or (c) compliance with any law, regulation ruling, order or requirement of any federal, state or municipal government or department or agency or court of competent jurisdiction. The failure or delay of an equipment vendor will not be considered to be beyond the control of a Party. Any delay resulting therefrom shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable. If either Party becomes aware of any factor that would cause a delay or failure in its performance, it must immediately notify the other Party of the existence of such factor and probable length of continuation thereof and no Party's failure or delay in performance will be excused under this provision before such notice is provided.

     19.2 If any force majeure situation results in the constructive shut down of any TPV Center for fourteen business days or more, and RMH is unable to provide replacement facilities to MCIWC's satisfaction within such fourteen day period, MCIWC has the right to terminate this Agreement immediately upon written notice without further opportunity for cure.

20.  NO ASSIGNMENT
     -------------

     20.1 This Agreement may not be assigned by any Party by operation of law, or otherwise, except with the prior written consent of the other Party.

     20.2 Notwithstanding Section 20.1, either Party may assign this Agreement, in whole or in part, to (a) a parent corporation, (b) any company into which a Party may merge or consolidate or which acquires substantially all of its assets or stock, or (c) a wholly owned affiliate of the parent corporation which is of a financial standing equal to or greater than that of the assignor. Any assignment under this Section 20.2 shall not require the consent of the other Party, but the assigning Party shall provide written notice to the other Party within thirty (30) days of such assignment.

     20.3 This Agreement shall be binding upon and inure to the benefit of the Parties' respective successors and assigns.

21.  SEVERABILITY
     ------------

     21.1 If any part of this Agreement proves to be invalid or unenforceable for any reason, such invalidity will affect only the portion of the Agreement that is invalid. In all other respects this Agreement will stand as if such invalid or unenforceable provision had not been a part thereof, and the remainder of the Agreement shall remain in full force and effect.

22.  WAIVER
     ------

     22.1 The failure of either Party to insist on the strict performance of any terms, covenants and conditions of this Agreement at any time or in any one or more instances, or its failure to take advantage of any of its rights shall not be construed as a waiver or relinquishment of any such rights or conditions at any further time and shall in no way affect the continuance in full force and effect of all the provisions of this Agreement.

23.  NO THIRD PARTY BENEFICIARIES
     ----------------------------

     23.1 This Agreement shall not provide any person or entity not a party to this Agreement with any remedy, claim, liability, reimbursement, cause of action or other right in addition to those existing without reference to this Agreement.

24.  NOTICES
     -------

     24.1 Any notice to be given by the Parties must be in writing, and will be deemed to have been given if delivered personally, if sent by facsimile with confirmation by an overnight mail service providing a receipt, or if sent by registered or certified mail to the Parties at the following addresses or such other address designated by notice. Any notice will be deemed to have been given on the day it was received. Any Party may change the address, person or facsimile number to which its communications are sent by giving notice as provided for herein.

     24.2  Notices to MCIWC shall be addressed to:


     MCI WORLDCOM Network Services, Inc.
     1200 South Hayes Street
     Arlington, Virginia 22202
     Attn:  Rob Marney
     Facsimile:  (703) 415-6848

     with copies to:

     MCI WORLDCOM Network Services, Inc.
     6312 Fiddlers Green Circle, 600E
     Englewood, Colorado 80111
     Attn:  Michael Barker
     Facsimile:  303-217-4142

     MCI WORLDCOM Network Services, Inc..
     1200 South Hayes Street
     Arlington, Virginia 22202
     Attn:  Law & Public Policy

     Facsimile:  (703) 415-7102

     24.3  Notices to RMH shall be addressed to:

     RMH Teleservices, Incorporated
     40 Morris Avenue
     Bryn Mawr, Pennsylvania 19010
     Attn:  Noah Asher
     Facsimile:  610-520-5354

     with a copy to:

     RMH Teleservices, Incorporated
     Wolf, Block, Schorr & Solis-Cohen
     1650 Arch Street
     Philadelphia, Pennsylvania 19103
     Attn:  Jay Dubow, Esq.
     Facsimile:  215-977-2334

25.  COMPLIANCE WITH LAW
     -------------------

     25.1 At all times during the term of this Agreement, RMH shall fully comply, and be and remain in compliance, with all applicable laws, rules and regulations, and the terms of this Agreement relating to or affecting the performance of its obligations hereunder, including but not limited to laws related to employment of labor, hours of labor, working conditions, payment of wages, and payment of taxes, such as unemployment, social security and other payroll taxes, and shall secure and maintain in full force and effect all licenses, permits and authorizations necessary for the performance of its obligations hereunder.

     25.2 At all times during the term of this Agreement, MCIWC shall fully comply, and be and remain in compliance with all applicable laws, rules and regulations, and the terms of this Agreement relating to or affecting the performance of its obligations hereunder, and shall secure and maintain in full force and effect all licenses, permits and authorizations necessary for the performance of its obligations hereunder.

     25.3 Each Party shall immediately notify the other Party in writing of the commencement or threatened commencement of any action, suit or proceeding, and the issuance or threatened issuance of any order, writ, injunction or decree, involving its activities under this Agreement which may affect its ability to perform its obligations hereunder.

26.  APPLICABLE LAW
     --------------

     26.1 This Agreement shall be interpreted, construed and governed by the laws of the State of New York, without regard to its conflict of law provisions.

27.  ENTIRE AGREEMENT
     ----------------

     27.1 This Agreement constitutes the entire Agreement between the Parties with respect to the subject matter hereof and all prior agreements and representations of the Parties related to these matters, whether written or oral, are merged herein and shall be of no further force or effect. This Agreement cannot be changed or modified except in writing signed by both Parties.

28.  HEADINGS
     --------

     28.1 The Paragraph numbers and captions appearing in this Agreement are inserted only as a matter of convenience and shall not be construed to define or limit any of the terms herein or affect the meaning or interpretation of this Agreement.

29.  NONSOLICITATION
     ---------------

     29.1 MCIWC agrees that it will not hire any exempt employee of RMH performing Services under this Agreement, except with the written approval of RMH, during the term of this Agreement and for six (6) months following termination or expiration of the Agreement.

     29.2 RMH agrees that it will not hire any exempt employee of MCIWC who has been assigned to work with RMH in connection with the Services RHM is performing under this Agreement except with the written approval of MCIWC, during the term of this Agreement and for six (6) months following termination or expiration of the Agreement.

     IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date set forth above.

                         MCI WORLD COM Network Services, Inc.


                         By   /s/ Victor Haber
                            -----------------------------------
                         Name:  Victor Haber
                              ---------------------------------
                         Title: Vice President of Finance
                               --------------------------------


                         RMH Teleservices, Incorporated


                         By  /s/ Noah Asher
                           ------------------------------------
                         Name:  Noah Asher
                              ---------------------------------
                         Title: Executive Vice President
                                and Chief Financial Officer
                               --------------------------------